STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

05/01/2026

Work Order Item Number:	W2026050100672-5196108
Filing Number:	20265713139
Filing Type:	Certificate of Correction
Filing Date/Time:	4/29/2026 12:24:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E9098162020-0

Entity Name: Ambitious Entertainment Inc.

Entity Status: Active

Expiration Date: None

Non-Commercial Registered Agent

KIRK SHAW

530 S 8TH STREET, Las Vegas, NV 89101, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Filed in the Office of	Business Number E9098162020-0
FVAguilar	Filing Number 20265713139
Secretary of State State Of Nevada	Filed On 4/29/2026 12:24:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Ambitious Entertainment, Inc. Entity or Nevada Business Identification Number (NVID): NV20201892114
2. Document:	Name of document with inaccuracy or defect: Amendment Before Issuance of Stock
3. Filing Date:	Filing date of document which correction is being made: October 14, 2020
4. Description:	Description of inaccuracy or defect: The par value of the company's common stock is $0.0001 but was wrongly recorded as $0.001. The number of authorized common shares is 149 million but was wrongly recorded as 150 million. These are typographical errors.
5. Correction:	Correction of inaccuracy or defect: The par value of the company's common stock is $0.0001. The number of shares of authorized common stock is 149,000,000
6. Signature: (Required)	X DocuSigned by: KIRK SHAW E0B280C6A5574A5 — Signature April 17 2026 — Date

This form must be accompanied by appropriate fees.